UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

As previously described in the Current Report on Form 8-K of Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on October 30, 2019 (the “Prior 8-K”), the Company entered into the Equity Commitment Agreement (the “Equity Commitment Agreement”) on October 29, 2019, by and among the Company, Ares Special Situations Fund IV, L.P. (“ASSF IV”) and ASOF Holdings I, L.P. (”ASOF Holdings, and together with ASSF IV, the “Ares Commitment Parties”), and Infrastructure and Energy Alternatives, LLC (“IEA LLC”), Oaktree Power Opportunities Fund III Delaware, L.P. and OT POF IEA Preferred B Aggregator, L.P. (collectively, “Oaktree”), pursuant to which, among other things, the Company agreed to issue and sell 80,000 shares of Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”) and 3,568,750 warrants to purchase common stock (“Warrants”) to the Ares Commitment Parties for an aggregate purchase price of $80.0 million (the “First Closing”). On November 14, 2019, the Company consummated the First Closing.

On November 14, 2019, the Company also consummated the Exchange Agreement (as defined in the Prior 8-K). Pursuant to the Exchange Agreement, the Company issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock held by IEA LLC.

This Current Report on Form 8-K is being filed to report the closing of certain transactions under the Equity Commitment Agreement and various other matters in connection therewith.

Item 1.01 Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the sale of the Series B-3 Preferred Stock and Warrants under the Equity Commitment Agreement, the Company entered into an Investor Rights Agreement (“Investor Rights Agreement”), dated November 14, 2019, by and among the Company, the Ares Commitment Parties, IEA LLC and OT POF IEA Preferred B Aggregator, L.P. The Investor Rights Agreement provides that if the Company does not redeem all shares of Series B-1 Preferred Stock (as defined below), Series B-2 Preferred Stock (as defined below) and Series B-3 Preferred Stock (and collectively with the Series B-1 Preferred Stock and Series B-2 Preferred Stock, the “Series B Preferred Stock) outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock then outstanding are redeemed in full (the “Exit Right Period”), then (i) the Board of Directors of the Company (the “Board”), to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock to the same extent as the holders of common stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board; provided, however, that for so long as the Company is subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B Certificates (defined below), the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the common stock and the Series B Preferred Stock voting together as a single class, (iii) the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock shall have the right to cause the Company to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of the Company and any of its subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (a “Redemption Sale”). If the conditions of a Redemption Sale are triggered, the Company will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, the Company will covenant to not take, or cause its subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than the Company) will agree, during any Exit Right Period, to vote all securities of the Company to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions.

The description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Warrant Certificate

In connection with the sale of the Series B-3 Preferred Stock under the Equity Commitment Agreement, the Company issued 3,568,750 Warrants to the Ares Commitment Parties pursuant to warrant certificates (the “Warrant Certificates”) on November 14, 2019. The Company also issued 657,383 Warrants to IEA LLC pursuant to the Exchange Agreement pursuant to a Warrant Certificate on November 14, 2019. Each Warrant is exercisable into the Company’s common stock at an exercise price per share of $0.0001 (the “Exercise Price”). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of common stock then issuable upon exercise of the Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The exercise of the Warrant is limited as necessary to comply with the rules of NASDAQ. The number of shares of common stock issuable upon exercise of the Warrant adjusts for dividends, subdivisions or combinations of the Company’s common stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs.

The description of the Warrants and Warrant Certificates are qualified in their entirety by reference to the full text of the Warrant Certificates, which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amendment to Registration Rights Agreement

On November 14, 2019, in connection with the closing of the transactions under the Equity Commitment Agreement, the Company entered into the Fourth Amendment to Amended and Restated Registration Rights Agreement (the “RRA Amendment”), by and among the Company, IEA LLC, the Ares Commitment Parties and OT POF IEA Preferred B Aggregator, L.P. The RRA Amendment amends the registration rights agreement, dated as of March 28, 2018, as amended, to provide the Ares Commitment Parties and OT POF IEA Preferred B Aggregator, L.P. with shelf registration and “piggyback” registration rights with respect to the common stock issuable upon (i) exercise of the Warrants held by ASSF IV and ASOF and their permitted transferees and upon conversion of Series B Preferred Stock held by ASSF IV and ASOF and their permitted transferees and (ii) exercise of the Warrants held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees and upon conversion of Series B Preferred Stock held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees. This description of the RRA Amendment is qualified in its entirety by reference to the full text of the RRA Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Certain Relationships

ASSF IV previously purchased 30,000 shares of Series B-1 Preferred Stock and 1,527,560 Warrants on May 20, 2019, and as of such date, Ares obtained a right to designate a member to the Company’s Board. On August 30, 2019, the Ares Commitment Parties purchased 50,000 shares of Series B-2 Preferred Stock and 900,000 Warrants and as of such date, Ares obtained a right to designate a second member to the Company’s Board. Oaktree previously purchased 20,000 shares of Series B-1 Preferred Stock and 1,018,374 Warrants on May 20, 2019. Oaktree also has a right to appoint two directors to the Company’s Board, and, as of the date hereof (both before and after the transactions under the Exchange Agreement) owns 100% of the total issued and outstanding Series A Preferred Stock and 46.2% of the total issued and outstanding common stock and approximately 46.2% of the voting power of the Company.

The transactions disclosed in this Current Report on Form 8-K were approved by a special committee of the Company’s Board consisting entirely of disinterested directors and, upon recommendation of such special committee, by the full Board.

Item 3.02 Unregistered Sales of Equity Securities.

On November 14, 2019, the Company issued 80,000 shares of Series B-3 Preferred Stock and 3,568,750 Warrants to the Ares Commitment Parties pursuant to the Equity Commitment Agreement. Additionally, the Company issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock pursuant to the Exchange Agreement pursuant to a Warrant Certificate.

The Series B-3 Preferred Stock and Warrants under the Equity Commitment Agreement and the Exchange Agreement were issued in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A description of the terms and conditions of the Series B-3 Preferred Stock and Warrants in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The net proceeds to the Company from the transactions under the Equity Commitment Agreement were approximately $75.8 million after deducting estimated expenses payable by the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-3 Certificate of Designation

On November 14, 2019, in connection with the closing of the transactions under the Equity Agreement, the Company filed the Certificate of Designations of Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (the “Series B-3 Certificate”) with the Secretary of State of the State of Delaware. Terms that are capitalized in the description below but not defined herein have the definition given to such term in the Series B-3 Certificate.

General. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by the Company’s Board without further stockholder approval. The Board created the Series B-3 Preferred Stock out of the authorized and unissued shares of preferred stock as a new class.

Ranking. The Series B-3 Preferred Stock ranks: (a) equally in right of payment with any class or series of Capital Stock of the Company that expressly ranks equally with the Series B-3 Preferred Stock, including the Series B-1 Preferred Stock and Series B-2 Preferred Stock (the “Parity Stock”), (b) senior in right of payment to Junior Stock, and (c) junior in right of payment to Senior Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company’s common stock and Series A Preferred Stock are Junior Stock under the Series B-3 Certificate.

Number. The number of authorized shares of Series B-3 Preferred Stock is 130,000.

Stated Value. The Series B-3 Preferred Stock has a stated value (the “Stated Value”) of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Series B-3 Preferred Stock after the date of issuance of the Series B-3 Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accrued.

Dividends. No dividends shall be paid on any shares of Series B-3 Preferred Stock except as, if and when declared by the Board. Commencing from and after the applicable issue date of the Series B-3 Preferred Stock until redeemed, dividends accrue (daily on the basis of a 360-day year consisting of twelve 30-day periods except for partial periods) at the Accumulated Dividend Rate (as defined below) on the Stated Value, and increase the Stated Value of the Series B-3 Preferred Stock on and effective as of each of March 31, June 30, September 30 and December 31 through redemption (each, a “Dividend Date”) without any further action by the Board; provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash at the Cash Dividend Rate (as defined below) on the Stated Value, and will be payable in cash quarterly in arrears on the applicable Dividend Date.

“Accumulated Dividend Rate” means 15% per annum; provided that from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined plus 2% per annum.

“Cash Dividend Rate” means (i) with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum.

“Total Net Leverage Ratio” means, with respect to any dividend period, the “Total Net Leverage Ratio” (as defined under the Company’s credit agreement as in effect from time to time).

Until the Series B-3 Preferred Stock is redeemed, neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) Series B-1 Preferred Stock, Series B-2 Preferred Stock, and under their respective certificates, (C) other Parity Stock except in accordance with the certificate and (D) Junior Stock payable solely in the form of additional shares of Junior Stock, and (ii) dividends or distributions by a subsidiary; provided that the Company may pay cash dividends on the Series A Preferred Stock (“Class A Cash Dividends”) if permitted by the terms of the Series B-1 Preferred Stock and Series B-2 Preferred Stock and either (x) no dividends have accumulated on any shares of Series B-3 Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, the Company has redeemed, in accordance with the Series B-3 Certificate, shares of Series B-3 Preferred Stock having a Stated Value that has been increased as a result of all Series B-3 Preferred Accumulated Dividends that have accumulated since the applicable issue of the Series B-3 Preferred Stock in respect of shares of Series B-3 Preferred Stock outstanding as of such date and the Company has paid a Series B-3 Preferred Cash Dividend for such dividend period with respect to any shares of Series B-3 Preferred Stock that remain outstanding.

Liquidation Event. Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B-3 Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series B-3 Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

A Liquidation Event means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (iv) the Company or any subsidiary that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

Voting Rights; As If Converted Voting. Other than any voting rights provided by applicable law or as expressly provided by the Series B-3 Certificate, the holders of the Series B-3 Preferred Stock (in their capacities as such) shall not have voting rights as shareholders. The Series B-3 Certificate provides that, from and after such time as the Conversion Conditions (as defined below) are satisfied, the shares of Series B-3 Preferred Stock shall vote together with the common stockholders on each matter submitted to a vote of the stockholders of the corporation other than the election of directors. The number of votes for each share of Series B-3 Preferred Stock will equal the number of votes as if the Series B-3 Preferred Stock was converted into common stock under the terms of the Series B-3 Certificate; provided, however, that if the matter to be voted upon includes a matter under NASDAQ Rule 5635(a), (b), (c) or (d), each share of Series B-3 Preferred Stock will have a number of votes determined by dividing the Stated Value on the record date by the greater of the volume weighted average price (“VWAP”) per share of the Company’s common stock for the 30 consecutive trading days ending on the trading day immediately prior to the record date, and $2.83 (as adjusted for stock dividends, stock splits and other combinations and reclassifications).

Consent Rights. Until all of the Series B-3 Preferred Stock have been redeemed, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Certificate or otherwise), without the prior written approval of Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”):

•
create, or authorize the creation of, or issue or obligate itself to issue any shares of Senior Stock, Parity Stock (except with respect to the transactions under the Exchange Agreement or Rights Offering), capital stock that votes with the Series B-3 Preferred Stock on matters requiring consent, or capital stock of a subsidiary;

•
reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•
enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•	assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (subject to certain exceptions);

•
authorize or consummate any Change of Control or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock will be redeemed, paid or purchased in full in their respective certificate of designations;

•
alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B-3 Certificate or any other governing document in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•
alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document of the Company or any other document in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a director;

•
at any time when the Company is prohibited from making Class A Cash Dividends pursuant to the Certificate, to utilize the restricted payment basket set forth in the Company’s credit agreement any purpose other than making a Series B-3 Preferred Cash Dividend or redeeming, repurchasing or otherwise retiring Series B-3 Preferred Stock, making cash dividend payments on Series B-1 Preferred Stock or Series B-2 Preferred Stock or redeeming, repurchasing or otherwise retiring Series B-1 Preferred Stock or Series B-2 Preferred Stock, in accordance with their respective certificates of designation;

•
enter into any amendment to the credit agreement that materially and adversely affects the ability of the Company to make cash dividend payments, liquidation payments or redemption payments compared to the credit agreement in effect at the initial issuance of the Series B-3 Preferred Stock;

•	increase the size of the Board;

•	conduct any business or enter into or conduct any transaction or series of transaction with, or for the benefit of, any Affiliate of the Company, subject to limitations;

•	enter into any transaction, contract, agreement or series of related transactions, contracts, or agreement with respect to the provision of services to customers exceeding certain amounts; or

•
with respect to SAIIA Holdings, LLC (“SAIIA”), subject to certain limitations: (i) enter into any agreement with respect to, or consummate any, merger, consolidation or similar transaction with SAIIA or any of its subsidiaries, (ii) assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of any indebtedness by, or for the benefit of SAIIA or any of its subsidiaries, (iii) create, incur, assume or suffer to exist any lien upon or with respect to any property or assets for the benefit of SAIIA or any of its subsidiaries or security any obligations of SAIIA or any of its subsidiaries above certain limits, (iv) consummate any sale, lease, transfer, issuance or other disposition, including by means of a merger, consolidation or similar transaction, of any shares of capital stock of a subsidiary or any other assets of the Company or any subsidiary to SAIIA or any of its subsidiaries, or (v) subject to certain exceptions, make any advance, loan, extension of credit or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of SAIIA or any of its subsidiaries.

Optional Redemption. The Company may, at any time and from time to time, redeem all or any portion of the shares of Series B-3 Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the Series B-3 Preferred Stock outstanding shall be on a pro rata basis among the holders of Series B-3 Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders. The Optional Redemption Price is a price per share of Series B-3 Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable issue date of the Series B-3 Preferred Stock.

Mandatory Redemption. On February 15, 2025, the Company shall redeem all shares of Series B-3 Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B-3 Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

If the Company does not redeem all shares of Series B-3 Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full, (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B-3 Preferred Stock to the same extent as the holders of common stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board, provided, however, that for so long as the Company is subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the common stock and the Series B Preferred Stock voting together as a single class, and (iii) the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full.

Redemption in Connection with Certain Events. Subject to compliance with the terms of any credit agreement, the Company is required to redeem all of the Series B-3 Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B-3 Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

Conversion into Common Stock in Connection with Certain Events. If both (x) the holders of the Company’s capital stock entitled to vote on such matters have approved the issuance of common stock upon conversion of the Series B-3 Preferred Stock in compliance with Nasdaq Marketplace Rule 5635, and (y) at least sixty days have elapsed following the Mandatory Redemption Date of the Series B-3 Preferred Stock without redemption thereof, a majority of the holders of the Company’s Series B Preferred Stock can elect to convert the Series B-3 Preferred Stock into shares of the Company’s common stock (the “Series B-3 Conversion,” and together with the Series B-1 Conversion and the Series B-2 Conversion described below, the “Series B Conversions”).  The conversion rate will be based on the VWAP per share of the Company’s common stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date; provided however, that for so long as the Company is subject to the rules of NASDAQ, the conversion shall equal the greater of the VWAP per share of the Company’s common stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date and $0.28 (as adjusted for stock dividends, stock splits and other combinations and reclassifications).

This description of the Series B-3 Certificate is qualified in its entirety by reference to the full text of the Series B-3 Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Series B-1 and B-2 Preferred Stock Certificate of Designations

On November 14, 2019, in connection with the closing of the transactions under the Equity Agreement, the Company adopted a second amended and restated the Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (the “Second A&R Series B-1 Certificate”) and an amended and restated Certificate of Designations for Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (the “A&R Series B-2 Certificate”, and collectively with Series B-3 Certificate and Second A&R Series B-1 Certificate, the “Series B Certificates”) to, among other things:

•
revise the definition of “Accumulated Dividend Rate” to mean 18% per annum from and including the date of the closing of the original issuance of Series B-2 Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter; provided that from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined plus 2% per annum;

•
revise the definition of “Cash Dividend Rate” to mean (i) with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum;

•	provide certain additional consent rights that were granted in the Series B-3 Certificate as described above under “Consent Rights”;

•
provide additional rights to the holders of the Series B-1 Preferred Stock and Series B-2 Preferred Stock following a mandatory redemption that are in the Series B-3 Certificate as described above under “Mandatory Redemption”;

•
provide that the Series B-1 Preferred Stock and Series B-2 Preferred Stock will be convertible into common stock subject to the same conditions and in the same scenarios as the Series B-3 Preferred Stock; and

•	to make certain confirming and administrative changes.

This description of the Second A&R Series B-1 Certificate and A&R Series B-2 Certificate are qualified in their entirety by reference to the full text of the Second A&R Series B-1 Certificate and A&R Series B-2 Certificate, which are filed as Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On November 14, 2019, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc.
3.2	Second Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc.
3.3	Amended and Restated Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc.
10.1
Investor Rights Agreement, dated November 14, 2019, by and among the Company, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Infrastructure and Energy Alternatives, LLC and OT POF IEA Preferred B Aggregator, L.P.

10.2	Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P.
10.3	Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P.
10.4	Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Infrastructure and Energy Alternatives, LLC.
10.5
Fourth Amendment to Amended and Restated Registration Rights Agreement, dated as of November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P. and OT POF IEA Preferred B Aggregator, L.P.

99.1	Press Release, dated November 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2019

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer